                           SCHEDULE 14A INFORMATION

        CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Consent Solicitation Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Consent Solicitation Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Greater Bay Bancorp
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Consent Solicitation Statement, if Other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

  (5) Total fee paid:

    ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ________________________________________________
  (2)Form, Schedule or Registration Statement No.: ___________________________
  (3)Filing Party: ___________________________________________________________
  (4)Date Filed: _____________________________________________________________

                         Mailed to shareholders on or about April 15, 1997

                 [GREATER BAY BANCORP LOGO APPEARS HERE]

                            2860 WEST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA 94303

                        CONSENT SOLICITATION STATEMENT

  This Consent Solicitation Statement for Solicitation of Written Consents ("Consent Solicitation Statement") is being furnished to the shareholders of Greater Bay Bancorp, a California corporation (the "Company"), in connection with the solicitation of written consents ("Consents") of shareholders to approve the following proposals (the "Proposals"):

1. To approve an amendment to the Company's Articles of Incorporation (the "Articles") to eliminate cumulative voting in the election of directors; and

2. To approve an amendment to the Company's bylaws to provide for the classification of the Company's Board of Directors for purposes of the election of directors.

  The Consents of all shareholders of record on March 27, 1997 (the "Record Date"), are being solicited by means of the attached form of written consent, and only such shareholders of record are entitled to give Consents to approve the Proposals. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 3,300,827 shares of its no par value Common Stock (the "Common Stock"). Shareholders of Common Stock are entitled to one vote for each share held. Approval of both Proposals by a majority of the outstanding shares of the Company is required by California law.

  ANY PERSON GIVING A CONSENT IN THE FORM ACCOMPANYING THIS SOLICITATION HAS THE POWER TO REVOKE THAT CONSENT BY A WRITING RECEIVED BY THE COMPANY PRIOR TO THE TIME THAT CONSENTS OF THE NUMBER OF SHARES REQUIRED TO APPROVE EACH OF THE PROPOSALS HAVE BEEN FILED WITH THE SECRETARY OF THE COMPANY. THE COMPANY INTENDS THAT CONSENTS WILL BE FILED WITH THE SECRETARY OF THE COMPANY AS THEY ARE RECEIVED BY THE COMPANY'S TRANSFER AGENT. THE COMPANY REQUESTS THAT CONSENTS BE COMPLETED AND SIGNED AND MAILED IN THE ENVELOPE WHICH IS PROVIDED IN ORDER TO BE RECEIVED BY THE COMPANY'S TRANSFER AGENT NOT LATER THAN APRIL 30, 1997. IF SUFFICIENT CONSENTS TO APPROVE THE PROPOSALS HAVE BEEN RECEIVED BY THAT DATE, THE COMPANY WILL PUBLICLY ANNOUNCE THE RESULTS OF THE VOTING. HOWEVER, IF SUFFICIENT CONSENTS TO APPROVE EITHER OR BOTH OF THE PROPOSALS HAVE NOT BEEN RECEIVED BY THAT DATE, THE COMPANY WILL CONTINUE TO ACCEPT AND RECEIVE CONSENTS AT ITS DISCRETION UNTIL EITHER SUFFICIENT UNREVOKED CONSENTS TO APPROVE THE PROPOSALS HAVE BEEN RECEIVED OR THE COMPANY DETERMINES THAT EITHER OR BOTH PROPOSALS WILL NOT BE APPROVED.

  The expense of soliciting Consents will be borne by the Company. It is contemplated that Consents of registered shareholders will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may without additional compensation solicit Consents personally or by other appropriate means. The Company has engaged Shareholder Communications Corporation to solicit Consents from brokers, nominees, fiduciaries and other custodians. The cost of this service is approximately $6,500 plus out-of-pocket expenses in an anticipated maximum additional amount of $3,500. Although there is no formal agreement to do so, the Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding materials to their principals.

  YOUR VOTE IS IMPORTANT. PLEASE EXECUTE THE ENCLOSED CONSENT AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPTNESS IN RETURNING THE CONSENT WILL ASSIST IN THE EXPEDITIOUS COUNTING OF THE VOTES ON THESE IMPORTANT PROPOSALS.

                                           By Order of the Board of
                                           Directors


                                           By: /s/ Warren R. Thoits
                                              -----------------------------
                                               Warren R. Thoits, Secretary


Palo Alto, California

April 15, 1997

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth information as of February 28, 1997 concerning beneficial ownership of the Company's Common Stock for the directors and executive officers and as a group. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of stock outstanding, Common Stock. There are no current arrangements known to the Company that may result in a change in control of the Company. As of February 28, 1997, no person known to the Company owned more than five percent (5%) of the outstanding shares.

                                                 SHARES BENEFICIALLY OWNED(2)
                                                 --------------------------------
                                                  NUMBER OF       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)             SHARES            CLASS
---------------------------------------          --------------- ----------------
C. Donald Allen(3).............................           55,482            1.70
Murray B. Dey(4)...............................           21,575            0.67
John M. Gatto(5)...............................           29,354            0.90
David R. Hood(6)...............................           21,272            0.65
James E. Jackson(7)............................           49,104            1.51
David L. Kalkbrenner(8)........................           38,946            1.19
Rex D. Lindsay(9)..............................           51,141            1.57
Duncan L. Matteson(10).........................           41,750            1.28
Glen McLaughlin(11)............................           45,365            1.39
Hall Palmer(12)................................           22,179            0.68
Dick J. Randall(13)............................          107,194            3.30
Donald H. Seiler(14)...........................           32,880            1.01
Steven C. Smith(15)............................           30,886            0.95
Warren R. Thoits(16)...........................           29,065            0.90
Edwin E. van Bronkhorst(17)....................           25,330            0.78
All Directors and Executive Officers as a Group
 (15 Persons)(18)..............................          596,841           17.56

--------
(1) The address for beneficial owners, all of whom are directors or executive officers of the Company, is the address of the Company, 2860 West Bayshore Road, Palo Alto, California 94303.
(2) Includes shares subject to stock options exercisable within 60 days of February 28, 1997.
(3) Includes 414 shares held by Mr. Allen's wife, 3,579 shares held in an IRA for Mr. Allen, 598 shares held in a 401(k) plan for Mr. Allen and 22,291 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.
(4) Includes 14,563 shares held jointly with Mr. Dey's spouse as trustees of the Murray B. Dey and Wendy H. Dey Trust dated April 23, 1982 and 8,401 shares subject to stock options exercisable within 60 days of February 28, 1997.
(5) Includes 12,662 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.
(6) Includes 5,526 shares held in Mr. Hood's IRA, 276 shares held jointly by Mr. Hood and his spouse, 387 shares in his 401(k) plan and 15,083 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.
(7) Includes 32,109 shares held jointly by James E. Jackson and his spouse, 1,466 shares held in an IRA for the benefit of Mr. Jackson's spouse, 7,015 shares held in an IRA for Mr. Jackson, 1,385 shares held in a 401(k) plan for Mr. Jackson, and 7,131 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.

 (8) Includes 9,047 shares held in Mr. Kalkbrenner's IRA account and 15,254 shares subject to stock options exercisable within 60 days of February 28, 1997.

 (9) Includes 36,927 shares held by the Rex D. and Leonor L. Lindsay Family Trust, 1,906 shares held by Mr. Lindsay as custodian for his minor grandchildren and 12,123 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.
(10) Includes 30,000 shares held jointly with Mr. Matteson's spouse as trustees of the Matteson Family Trust, 9,000 shares held by the Matteson Realty Services, Inc. Defined Benefit Employees' Retirement Trust and 2,750 shares subject to stock options exercisable within 60 days of February 28, 1997.
(11) Includes 4,861 shares in Mr. McLaughlin's Keogh account, and 16,418 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.
(12) Includes 1,548 shares held in Mr. Palmer's IRA and 15,083 shares subject to stock options exercisable within 60 days of February 28, 1997.
(13) Includes 98,334 shares held by the Dick J. and Carolyn L. Randall Trust and 8,675 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.
(14) Includes 24,580 shares held jointly with Mr. Seiler's spouse as trustees of the Seiler Family Trust and 2,000 shares subject to stock options exercisable within 60 days of February 28, 1997.
(15) Includes 2,121 shares held in Mr. Smith's 401(k) plan, 8,743 shares held jointly by Mr. Smith and his spouse and 20,022 shares issuable upon the exercise of options which are exercisable within 60 days of February 28, 1997.
(16) Includes 9,832 shares held by Mr. Thoits as Trustee of the Warren R. Thoits Trust dated December 30, 1983, 5,836 shares held by Thoits Brothers, Inc., 10,647 shares for which Mr. Thoits is the record holding trustee and 2,750 shares subject to stock options exercisable within 60 days of February 28, 1997.
(17) Includes 22,580 shares held jointly with Mr. van Bronkhorst's spouse as Trustees of the E.E. van Bronkhorst Trust dated July 12, 1977 and 2,750 shares subject to stock options exercisable within 60 days of February 28, 1997.
(18) Includes 168,075 options exercisable within 60 days of February 28, 1997.

                                  PROPOSAL 1:
                       ELIMINATION OF CUMULATIVE VOTING

  The California General Corporation Law permits California corporations with widely traded securities, such as the Company, to provide, with the approval of their shareholders, for majority rule voting in electing directors in lieu of cumulative voting. This legislation was sponsored by the Business Law Section of the State Bar of California and became effective on January 1, 1990.

  Prior to the legislation, cumulative voting in electing directors was mandatory for California corporations upon proper notice by any shareholder of the Company. By permitting shareholders of California corporations with widely traded securities to provide for majority rule voting in electing directors, the new law substantially conforms California corporate law with the corporate laws of a majority of other states (including Delaware, Illinois, Michigan, New Jersey, New York, Ohio, Pennsylvania and Texas) which either provide that cumulative voting is optional or make no provisions for cumulative voting at all.

  The Board of Directors believes that cumulative voting is not an appropriate method of corporate governance for the Company. For a discussion of the reasons for the Board's conclusion, please see the discussion below under "Reasons for the Proposed Amendment." Accordingly, the Board of Directors has adopted and is submitting for shareholder approval an amendment to the Company's Articles of Incorporation (the "Articles") which, if approved by the shareholders, would provide for majority rule voting in electing the Company's directors by eliminating cumulative voting commencing with the next Annual Meeting of the Company. The text of the proposed amendment to the Articles is set forth in Annex A to this Consent Solicitation Statement.

  A description of mandatory cumulative and majority rule voting and a summary of the reasons for the Board's recommendation of the proposed amendment and certain other considerations concerning the proposed amendment are set forth below.

MANDATORY CUMULATIVE VOTING AND MAJORITY RULE VOTING

  Mandatory cumulative voting in the election of directors may currently be invoked by any shareholder of the Company complying with statutory notice requirements. Under cumulative voting, holders of shares of the Company's Common Stock are entitled to a number of votes per share equal to the number of directors to be elected and all directors are voted upon simultaneously. Holders of shares may cast all of their votes for a single director candidate or distribute them among two or more director candidates.

  AS A CONSEQUENCE OF CUMULATIVE VOTING, SHAREHOLDERS REPRESENTING A RELATIVELY SMALL NUMBER OF THE VOTING SHARES HAVE THE POWER TO NOMINATE AND ELECT ONE OR MORE DIRECTORS. FOR EXAMPLE, IF, AS IN THE CASE OF THE COMPANY, TEN DIRECTORS ARE TO BE ELECTED AT AN ANNUAL MEETING, A SHAREHOLDER OR GROUP OF SHAREHOLDERS HOLDING ONE VOTE MORE THAN 9.1 % OF THE VOTING SHARES COULD NOMINATE AND ELECT ONE DIRECTOR BY CUMULATING AND CASTING THEIR TEN VOTES PER SHARE ONLY FOR THEIR SINGLE CANDIDATE. THIS IS SO EVEN IF SHAREHOLDERS HOLDING JUST UNDER 89.9% OF THE VOTING SHARES ARE OPPOSED TO THE ELECTION OF THAT CANDIDATE AND CAST THEIR VOTE TO ELECT TEN OTHER DIRECTOR CANDIDATES.

  With majority rule voting, a nominee could not be elected without a majority of shareholder votes. Under majority rule voting, shareholders are entitled to only one vote per share in the election of directors and each director is voted upon separately. Consequently, through majority rule voting, the only director candidates who could be elected are those who receive support from a majority of the shares voting, and the shareholders holding in excess of 50% of the voting shares would be able to elect all of the directors.

REASONS FOR THE PROPOSED AMENDMENT

  The Board of Directors believes that approval of the proposed amendment is in the best interests of the Company and its shareholders.

  The Board of Directors believes that every director of a publicly-held corporation should represent the interests of a majority of shareholders. It believes that directors elected by a minority shareholder or group of shareholders through cumulative voting are likely to be partisans of the particular interest group who elected them rather than representatives of a majority of shareholders. Such partisanship could disrupt the management of the Company and prevent it from operating in the most effective manner. Further, the election of directors who view themselves as representing or answerable to a particular minority constituency could introduce an element of discord on the Board of Directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors. By providing for majority rule voting in electing directors, approval of the proposed amendment will help ensure that each director acts in the best interests of a majority of shareholders rather than the best interest of a minority shareholder or group of shareholders. Implementation of majority rule voting will increase the ability of all of the holders of a large number of shares of Common Stock to elect all of the directors of the Company.

OTHER EFFECTS

  Approval of the proposed amendment may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to monitor, change or influence the management or policies of the Company. In addition, under certain circumstances, the proposed amendment, along with other measures that may be viewed as having anti-takeover effects, may discourage an unfriendly acquisition or business combination involving the Company that a shareholder might consider to be in such shareholder's best interest, including an unfriendly acquisition or business combination that might result in a premium over the market price for the shares held by the shareholder. For example, the proposed amendment may discourage the accumulation of large minority shareholdings (as a prelude to an unfriendly acquisition or business combination proposal or otherwise) by persons who would not effect that acquisition without being assured of representation on the Board of Directors.

  Approval of the proposed amendment requires the favorable vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote.

  THE BOARD OF DIRECTORS BELIEVES THAT THE ADVANTAGES OF THE PROPOSED AMENDMENT IMPLEMENTING MAJORITY RULE VOTING GREATLY OUTWEIGH THE POSSIBLE DISADVANTAGES OF THE AMENDMENT. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT AND UNANIMOUSLY RECOMMENDS APPROVAL BY SHAREHOLDERS.

                                  PROPOSAL 2:
                     CLASSIFICATION OF BOARD OF DIRECTORS

  The shareholders are being asked to approve an amendment to the Company's bylaws providing for classification of the Board of Directors into three classes, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, for so long as the Board consists of at least ten authorized directors and, in the event that the total number of authorized directors on the Board is at least six but less than nine, for classification of the Board of Directors into two classes, each consisting of a number of directors equal as nearly as practicable to one-half the total number of directors. After initial implementation at the Company's next Annual Meeting (discussed below), each class of directors would be subject to election every third year and would serve for a three-year term for so long as the Board remained classified into three classes, or would be subject to election every second year and would serve for a two-year term in the event the Board were classified into two classes. Currently, all of the Company's directors are elected each year for a one-year term.

  The Board of Directors believes that this amendment to the bylaws is in the best interests of the Company and its shareholders. Board classification will help lend continuity and stability to the management of the Company. Following adoption of the classified board structure, at any given time at least one-half of the members of the Board of Directors will generally have had prior experience as directors of the Company. The Board believes that this will facilitate long-range planning, strategy and policy and will have a positive impact on customer and employee loyalty. The Company has not historically had problems with either the continuity or stability of its Board of Directors.

  If the proposal is approved by the shareholders, the Board of Directors will, for purposes of initial implementation, designate three classes of directors for election at the Company's next Annual Meeting. Class I will be elected initially for a one-year term expiring at the 1998 Annual Meeting of Shareholders; Class II will be elected initially for a two-year term expiring at the 1999 Annual Meeting of Shareholders; and Class III will be elected for a three-year term expiring at the Annual Meeting of Shareholders to be held in the year 2000; and, in each case, until their successors are duly elected and qualified. Commencing with the Annual Meeting of Shareholders scheduled to occur in May 1998, directors elected to Class I would serve for a three-year term and until their successors are duly elected and qualified, subject to any decrease in the total number of authorized directors, as described above. Subsequently in years 1999 and 2000, directors elected to Class II and Class III, respectively, would also be elected for a three-year term and until their successors are duly elected and qualified.

  Classification of the Board of Directors is permitted pursuant to the same legislation which became effective as of January 1, 1990, referenced above under "Elimination of Cumulative Voting." Under this legislation, a qualifying California corporation, such as the Company, may divide its board of directors into two or three classes, with one-half or one-third of the directors, respectively, elected at each annual meeting (or as near to one-half or one-third as practicable). The authorized number of directors must be not less than six in the case of a two-class board and not less than nine in the case of a three-class board. Classified boards of directors are permitted under the corporate law of a majority of states, and the Company believes that well over one-half of Fortune 500 companies provide for classified boards.

  The text of the proposed amendment to the bylaws is set forth in Annex B to this Consent Solicitation Statement.

EFFECT OF CLASSIFICATION OF BOARD

  If adopted, the classification of the Board will apply to every subsequent election of directors for so long as at least six directors are authorized under the Company's bylaws and the classification provision is not amended. The Company's bylaws provide that the Board of Directors shall consist of not less than seven and not more than thirteen directors, with the exact number of directors currently set at ten. So long as the Board continues to consist of at least ten authorized directors, after initial implementation of the classified Board, directors will serve for a term of three years rather than one year, and one-third of the directors (or as near to one-third as practicable) will be elected each year.

  In the event that the number of directors increases, the increase will be apportioned by the Board between the classes of directors to make each class as nearly equal in number as possible. If the number of authorized directors is decreased to at least six but less than nine, the directors will be apportioned by the Board among two classes, each consisting of one-half of the directors or as close an approximation as possible, directors will serve for a term of two years, and one-half the directors (or as near to one-half as practicable) will be elected each year. In any event, a decrease in the number of directors cannot shorten the term of any incumbent director. Vacancies in the Board created by any resignation, removal or other reason, or by an increase in the size of the Board, may be filled for the remainder of the term by the vote of the majority of the directors remaining in office or by the vote of holders of a majority of the outstanding shares of the Company's Common Stock.

  Pursuant to California law, members of the Board of Directors may be removed by the Board of Directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. Prior to the 1990 legislation, no director could be removed by the shareholders if the votes cast against such removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) would have been sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected (the "Relevant Number of Directors"). The legislation modifies the foregoing provision slightly in the case of classified boards to use as the Relevant Number of Directors (i) the number of directors elected at the most recent Annual Meeting of shareholders or, if greater, (ii) the number sought to be removed. It should be noted that this removal provision applies equally to corporations that permit cumulative voting and to those that do not.

OTHER EFFECTS

  The classification of the Board of Directors will have the effect of making it more difficult to replace incumbent directors. So long as the Board is classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace the entire Board, absent intervening vacancies. While the proposal is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of the Company's shares by causing it to take longer for a person or group of persons who acquire such a block of shares to effect a change in management.

  Approval of the proposed amendment requires the favorable vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote.

  THE BOARD OF DIRECTORS BELIEVES THAT THE ADVANTAGES OF THE PROPOSED AMENDMENT CLASSIFYING THE BOARD OF DIRECTORS FOR PURPOSES OF THE ELECTION OF DIRECTORS GREATLY OUTWEIGH THE POSSIBLE DISADVANTAGES OF THE AMENDMENT. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE IT.

                              EFFECT OF PROPOSALS

  If both Proposals are approved and implemented, a shareholder or group of shareholders seeking to replace a majority of the directors on the Board will generally need to influence the voting of at least a majority of the outstanding shares at three consecutive annual meetings. In addition, the Company has other corporate attributes that may also have the effect of helping the Company to resist an unfriendly acquisition. These include provisions in the Company's Articles and bylaws eliminating, subject to certain exceptions, the liability of directors for monetary damages; provisions in the bylaws and agreements providing for indemnification of directors and officers; and benefit plans for directors, executives and key employees that accelerate benefits upon a change in control of the Company.

  The Proposals are not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt.

                                    ANNEX A

                           TEXT OF PROPOSED AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION

  The Articles of Incorporation of this Company shall be amended by adding thereto a new Article Seven, which shall read as set forth below:

  SEVEN. ELIMINATION OF CUMULATIVE VOTING.
  -----
  No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation.

                                    ANNEX B

                     TEXT OF PROPOSED AMENDMENT TO BYLAWS

  Article IV, Section 2 of the bylaws of the Company shall be amended in its entirety to read as follows:

  Section 2. Classification, Election and Term of Office.

  (a) Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided, further, that if notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder.

  (1)  the name and address of each proposed nominee;
  (2)  the principal occupation of each proposed nominee;
  (3) the number of shares of capital stock of the Corporation owned by each proposed nominee;
  (4)  the name and residence address of the notifying shareholder; and
  (5) the number of shares of capital stock of the Corporation owned by the notifying shareholder.

  Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

  (b) In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 1998, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal 1999 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2000. At each annual meeting, commencing with the annual meeting to be held during fiscal year 1998, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

  In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

  Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

  At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

  This section may only be amended or repealed by approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding
Section 903 of the California General Corporation Law.

                            GREATER BAY BANCORP

                              WRITTEN CONSENT

  The undersigned shareholder of Greater Bay Bancorp, a California corporation, ("the Company"), hereby consents, pursuant to Section 603 of the California General Corporation Law, with respect to all shares of Common Stock, no par value per share, of the Company held by the undersigned as of the Record Date of March 27, 1997 to the following action without a meeting and without prior notice.

1. To approve an amendment to the Company's Articles of Incorporation (the "Articles") to eliminate cumulative voting in the election of directors.

           [_] CONSENT     [_] CONSENT WITHHELD     [_] ABSTAIN

2. To approve an amendment to the Company's bylaws to provide for the classification of the Company's Board of Directors for purposes of the election of directors.

           [_] CONSENT     [_] CONSENT WITHHELD     [_] ABSTAIN

  THE SHARES REPRESENTED BY THIS WRITTEN CONSENT WILL BE COUNTED AS MARKED ABOVE. A WRITTEN CONSENT MARKED "ABSTAIN" WITH RESPECT TO EITHER PROPOSAL WILL NOT BE COUNTED EITHER FOR OR AGAINST THE PROPOSAL.


MARK HERE FOR ADDRESS
CHANGE AND NOTE BELOW

                                             Please date and sign exactly as
                                             your name(s) appear(s). When
                                             signing as attorney, executor,
                                             administrator, trustee or guard-
                                             ian, please give full title. If
                                             more than one trustee, all should
                                             sign. All joint owners should
                                             sign. PLEASE SIGN AND RETURN THIS
                                             WRITTEN CONSENT AS PROMPTLY AS
                                             POSSIBLE IN THE ENCLOSED POSTAGE-
                                             PAID ENVELOPE.

                                             Date: _____________________ , 1997

                                             Number of Common Shares: _______

                                             ----------------------------------

                                             ----------------------------------
                                               Signature(s) of Stockholder(s)